EXHIBIT 23(i)

                         [Hunton & Williams Letterhead]

                                 March 12, 1996

Virginia Electric and
  Power Company
Richmond, Virginia 23261

                      VIRGINIA ELECTRIC AND POWER COMPANY
                                   FORM 10-K

Gentlemen:

     We consent to the incorporation by reference into the Registration Statements of Virginia Electric and Power Company on Form S-3 (File No. 33-59581 and File No. 33-60271) of the statements, included in this Annual Report on Form 10-K, made in regard to our firm that relate to franchises, title to properties, and limitations upon the issuance of bonds and preferred stock.

                                      Sincerely,
                                      /s/ HUNTON & WILLIAMS
                                          HUNTON & WILLIAMS